Exhibit 99.1

20808 State HWY 71W STE B
Spicewood, TX 78669

Lottery.com, Inc. Shareholders Vote to Approve Issuances of Capital Stock and Warrants

AUSTIN, Texas, November 17, 2023 — Lottery.com, Inc. (NASDAQ: LTRY, LTRYW) (“Lottery.com” or the “Company”) conducted   a Special Meeting of Shareholders (the “Meeting”) in a virtual-only format on November 17, 2023 wherein shareholders of record as of November 2, 2023, were able to vote for two proposals submitted to them by the Company’s Board of Directors.

Proposal No. 1 – Nasdaq Listing Rules 5635(b) and 5635(d)

The Company stockholders by majority vote approved the potential issuance of shares of the Company’s common stock and of its common stock purchase warrants (“warrants”) that will result in a change of control of the Company and in an amount that, in certain circumstances, may be equal to or exceed 20% of our issued and outstanding common stock for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq Proposal”);

Proposal No. 2 – Adjournment of Meeting

In connection to Proposal No. 1, the Company’s stockholders also approved by majority vote a proposal to adjourn the Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposal (the “Adjournment Proposal”). However, as a result of the majority stockholder approval of the Nasdaq Proposal, activation of the Adjournment Proposal was unnecessary.

The result of vote for the Nasdaq Proposal enables the Board to issue additional shares and warrants to secure up to $200 million in financing. The Company will use the proceeds of the potential sale of the additional shares and warrants to finance the Company’s domestic and international growth plans along with the development of the Sports.com platform.

Lottery.com Board Chairman and Interim CEO Matthew McGahan stated, “I am pleased that shareholders supported the Nasdaq Proposal. Now that the shareholders have given the Board the authority to issue capital stock and warrants that may result in a change of control of the Company, we are free to fully-engage our existing investment partnerships and explore additional opportunities.” He added, “The Company remains unwavering in its dedication to providing innovative solutions that will transform the lottery industry, and in capitalizing on our Sports.com domain. The Company is grateful for each Shareholder’s participation in the Meeting, and we remain committed to increasing shareholder value as we move this Company forward.”

About Lottery.com, Inc.

Lottery.com, Inc. is a leading technology company that is transforming how, where and when lotteries are played. Its engaging mobile and online platforms enable players and commercial partners located throughout the United States and other countries to remotely purchase safe and legally sanctioned lottery games. Lottery participants look to the Company’s website, Lottery.com, for compelling, real-time results on over 800 lottery games from over 40 countries. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives.

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20808 State HWY 71W STE B
Spicewood, TX 78669

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) the Company’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and its accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to its dependence on its intellectual property and the risk that technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic or other pandemic and their effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com, Inc. with the U.S. Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and the other documents filed, or to be filed, by the Company with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

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For more information please contact: ir@lottery.com , or visit: http://www.lottery.com

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